UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2025

AltEnergy Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40984	86-2157013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lexington Avenue
9th Floor
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(203) 299-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one- half of one Warrant	AEAEU	OTC Pink Open Market
Class A common stock, par value $0.0001 per share	AEAE	OTC Pink Open Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AEAEW	OTC Pink Open Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of Material Definitive Agreement Other Events.

As previously reported, AltEnergy Acquisition Corp. (the “Company”) on February 14, 2025, entered into the Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Car Tech Merger Sub, LLC, Car Tech Merger Sub II, LLC, and Car Tech, LLC (“Car Tech”).

On June 16, 2025, the Company received a notice (the “Termination Notice”) from Car Tech stating that it was terminating the Merger Agreement pursuant to Section 10.1(i) of the Merger Agreement with immediate effect.

On June 18, 2025, the Company sent a letter to CarTech in response to the Termination Notice stating that the Company believes that the termination by Car Tech is invalid due to Car Tech’s previous and continuing breaches of certain key representations, warranties and covenants under the Merger Agreement that materially contributed to the failure of the Mergers to be consummated on or before the Outside Date as provided in Section 10.1(i) of the Merger Agreement. The Company further reserved all rights in full to pursue any an all remedies available to it under the Merger Agreement and at law.

For more information concerning the Merger Agreement please see the text of the Merger Agreement which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2025, which is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTENERGY ACQUISITION CORP.

By:	/s/ Russell Stidolph
Name:	Russell Stidolph
Title:	Chief Executive Officer

Date: June 23, 2025